Designated Filer:  THC Holdings, Inc.
Issuer & Ticker Symbol:   Somera Communications, Inc. (SMRA)
Date of Event Requiring Statement:  June 24, 2006
                                                                    Exhibit 99.3

                            JOINT FILERS' SIGNATURES




                                            TELMAR HOLDINGS I, INC.

                                            By:  /s/ John Kidwell
                                               ---------------------------------
Date:  July 5, 2006                              Name:  John Kidwell
                                                 Title: President



                                            TELMAR HOLDING CORP.


                                            By:  /s/ John Kidwell
                                               ---------------------------------
Date:  July 5, 2006                              Name:  John Kidwell
                                                 Title: President



                                            TELMAR NETWORK TECHNOLOGY, INC.


                                            By:  /s/ John Kidwell
                                               ---------------------------------
Date:  July 5, 2006                              Name:  John Kidwell
                                                 Title: President


                                            TELMAR ACQUISITION CORP.


                                            By:  /s/ George Allen
                                               ---------------------------------
Date:  July 5, 2006                              Name:  George Allen
                                                 Title: President